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                                                                   EXHIBIT 10.11
                                                                   -------------

                                   REPLACEMENT
                                   -----------
                                 PROMISSORY NOTE
                                 ---------------

$4,817,146.00                                    MAY 18, 2001



                  FOR VALUE RECEIVED, the undersigned, Michael S. Jeffries, promises to pay to the order of Abercrombie & Fitch Co., a Delaware corporation, the principal sum of Four Million, Eight Hundred Seventeen Thousand, One Hundred Forty-Six Dollars ($4,817,146.00), without interest. Said principal and all accrued interest thereon, if any (see below), shall be payable in full on December 31, 2001. Notwithstanding anything contained herein to the contrary, if Abercrombie & Fitch Co. does not record net sales of at least Six Hundred Fifty-Two Thousand, Four Hundred Sixty-Eight Dollars ($652,468,000.00) during the period from May 6, 2001 through November 3, 2001, the principal due and owing under this Note shall bear interest from the date hereof at the rate of four and one-half percent (4.5%) per annum.

                  The undersigned reserves the privilege of prepaying all or a portion of the principal balance hereof at any time without penalty.

                  All persons now or hereafter liable for the principal amount due on this Note or any part hereof do expressly waive presentment for payment, notice of dishonor, protest and notice of protest and agree that the time for the payment of this Note may be extended without releasing or otherwise affecting their liability on this Note, or any other security agreements or guarantees, if any, securing this Note.

                  This Note was signed at New Albany, Ohio and shall be construed in accordance with and governed by the provisions of the laws of the State of Ohio. Any failure of Abercrombie & Fitch Co. or the legal holder hereof to exercise any option herein provided upon default shall not constitute a waiver of the right to exercise such option in the event of any continuing or subsequent default. The undersigned hereby agrees that the maturity of all or any part of the indebtedness evidenced hereby may be postponed or extended without prejudice to his liability on this Promissory Note.

                  If any provision of this Note is illegal, or hereafter rendered illegal, or is for any other reason void, voidable or otherwise unenforceable or invalid, or hereafter rendered void, voidable or otherwise unenforceable or invalid, the remainder of this Note shall not be affected by, but shall be construed as if it does not contain such provision.

                  This Replacement Note constitutes a replacement of, and substitute for, the Promissory Note, dated as of August 28, 2000, executed by the undersigned and payable to the order of Abercrombie & Fitch Co. in the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000.00) (the "Original Note").

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                  Upon the undersigned's execution of this Replacement Note,
Abercrombie & Fitch Co. shall mark the Original Note "Cancelled".


                                       /S/ Michael S. Jeffries
                                       ------------------------------
                                       Michael S. Jeffries